EXHIBIT 10.5

CALIFORNIA RESOURCES CORPORATION

LONG-TERM INCENTIVE PLAN

[FORM OF]
NONSTATUTORY STOCK OPTION AWARD TERMS AND CONDITIONS

DATE OF GRANT:	[●]
SHARES OF COMMON STOCK

SUBJECT TO THIS OPTION:	See Morgan Stanley Stock Plan Connect “Stock Options /Granted”

VESTING SCHEDULE:
Zero prior to the day immediately preceding the first anniversary of the Date of Grant; ⅓ on the day immediately preceding the first anniversary of the Date of Grant; an additional ⅓ on the day immediately preceding the second anniversary of the Date of Grant; and an additional ⅓ on the day immediately preceding the third anniversary of the Date of Grant (each such day being a “Vesting Date”)

PURCHASE PRICE PER SHARE:	See Morgan Stanley Stock Plan Connect “Stock Options /Grant Price”
The following Terms and Conditions (these “Terms and Conditions”) are set forth as of the Date of Grant between CALIFORNIA RESOURCES CORPORATION, a Delaware corporation (“CRC” and, with its subsidiaries, the “Company”), and the eligible employee receiving this award (the “Grantee”).
1.    Grant of Option. In accordance with these Terms and Conditions and the California Resources Corporation Long-Term Incentive Plan, as the same may be amended from time to time (the “Plan”), CRC hereby grants to the Grantee the right and option (“Option”) to purchase all or any part of the aggregate number of shares of CRC common stock, $0.01 par value (“Common Stock”), set forth above. In the event of any conflict between the terms of these Terms and Conditions and the Plan, the Plan shall control. Capitalized terms used but not defined in these Terms and Conditions shall have the meanings attributed to such terms under the Plan, unless the context requires otherwise. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code.
If the Grantee fails to accept this award prior to the next record date for the payment of dividends on the Common Stock subsequent to the Date of Grant, then, notwithstanding any other provision of this award, the Grantee shall forfeit this Option and all rights under this award and this award will become null and void. For purposes of these Terms and Conditions, acceptance of the award shall occur on the date the Grantee accepts this Nonstatutory Stock Option Award through Morgan Stanley Stock Plan Connect or any replacement on-line system designated by the Company.

2.    Purchase Price. The purchase price of Common Stock purchased pursuant to the exercise of this Option shall be the purchase price per share set forth above, which has been determined to be not less than the Fair Market Value of a share of Common Stock at the Date of Grant. For all purposes of these Terms and Conditions, the Fair Market Value of a share of Common Stock shall be determined in accordance with the provisions of the Plan.
3.    Vesting and Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to CRC at its principal executive office addressed to the attention of its corporate secretary (or such other officer, employee or designee of the Company as CRC may designate from time to time), at any time and from time to time after the Date of Grant, but, except as otherwise provided below, this Option shall not be exercisable for more than that portion of the aggregate number of shares of Common Stock offered by this Option determined under the vesting schedule set forth above.
This Option may be exercised only while the Grantee remains an employee of the Company and will terminate and cease to be exercisable upon the Grantee’s termination of employment with the Company, except that:

(a)If, prior to the final Vesting Date, the Grantee dies, becomes permanently disabled while in the employ of the Company and terminates employment as a result thereof, or retires with the consent of the Company (each of the foregoing, a “Forfeiture Event”), then the unvested portion of this Option shall become vested and exercisable with respect to such unvested shares of Common Stock offered by this Option as of the date of the Forfeiture Event (and shall remain exercisable for the remaining term of this Option with respect to such shares as well as the shares with respect to which this Option became vested and exercisable prior to the Forfeiture Event). If the Grantee terminates employment voluntarily or the Grantee’s employment is terminated for cause (as determined by the Company) before the final Vesting Date, then (i) the Grantee shall forfeit the portion of this Option that has not become vested and exercisable prior to the Grantee’s termination date and (ii) this Option may be exercised by the Grantee (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Grantee) at any time during the period ending at the earlier 60 days following such termination or the term of this Option, but only as to the number of shares the Grantee was entitled to purchase hereunder as of the date the Grantee’s employment so terminates.
(b)If a Change in Control occurs prior to the final Vesting Date and the Grantee’s employment is terminated by the Company on or after the date of such event and as a result of such event, then this Option shall become fully vested and exercisable as of the date of such termination of employment (and shall remain exercisable for the remaining term of this Option) unless, prior to the occurrence of the Change in Control, the Committee, as provided in Section 7.1 of the Plan, determines that such event will not accelerate the vesting and exercisability of this Option. Any such determination by the Committee is binding on the Grantee.

Notwithstanding anything herein to the contrary, in no event will this Option be exercisable after the expiration of seven years from the Date of Grant. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (i) in cash, cash equivalent, or by electronic funds transfer, (ii) if permitted by the Committee in its sole discretion, by delivering or constructively tendering to CRC shares of Common Stock having a Fair Market Value equal to the purchase price (provided such shares used for this purpose must have been held by the Grantee for such minimum period of time as may be established from time to time by the Committee), (iii) if the Common Stock is readily tradable on a national securities exchange, through a “cashless exercise” in accordance with a Company established policy or program for the same, or (iv) in any other legal consideration the Committee deems appropriate. No fraction of a share of Common Stock shall be issued by CRC upon exercise of an Option or accepted by CRC in payment of the exercise price thereof; rather, the Grantee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Common Stock. Unless and until a certificate or certificates representing such shares shall have been issued by CRC to the Grantee, the Grantee (or the person permitted to exercise this Option in the event of the Grantee’s death) shall not be or have any of the rights or privileges of a stockholder of CRC with respect to shares acquirable upon an exercise of this Option.

4.    Taxes and Withholding. Regardless of any action the Company takes with respect to any or all income tax (including U.S. federal, state and local tax and non-U.S. tax), social insurance, payroll tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company. The Grantee further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Nonstatutory Stock Option Award, including the grant, vesting or exercise of the Nonstatutory Stock Option Award; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Nonstatutory Stock Option Award to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, the Grantee acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the relevant taxable event, the Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company to withhold all applicable Tax-Related Items legally payable by the Grantee, first, from the shares purchased upon exercise of this Nonstatutory Stock Option Award and, if not sufficient, from the Grantee’s wages or other cash compensation. The Grantee shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Grantee’s receipt, vesting or exercise of this Nonstatutory Stock Option Award that cannot be satisfied by the means previously described.
5.    Status of Common Stock. CRC intends to register for issuance under the Securities Act of 1933, as amended (the “Act”) the shares of Common Stock acquirable upon exercise of this Option, and to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Common Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. CRC intends to use its reasonable efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, the Grantee (or the person permitted to exercise this Option in the event of the Grantee’s death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

The Grantee agrees that the shares of Common Stock which the Grantee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. The Grantee also agrees that (i) the certificates representing the shares of Common Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) CRC may refuse to register the transfer of the shares of Common Stock purchased under this Option on the stock transfer records of CRC if such proposed transfer would in the opinion of counsel satisfactory to CRC constitute a violation of any applicable securities law, and (iii) CRC may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Common Stock purchased under this Option.
6.    Compensation Recoupment. Grantee’s receipt of this award is expressly conditioned on Grantee’s agreement to the terms and provisions of this Section, and Grantee acknowledges that Grantee would not have received this award in the absence of such agreement. By accepting this award, Grantee acknowledges and agrees that:
(a)    the compensation (or any portion thereof) payable pursuant to this award and any other award granted to Grantee under the Plan (whether granted before, on or after the Date of Grant) shall be subject to recovery, revocation, recoupment or “clawback” by the Company or any of its Affiliates pursuant to (i) the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”), (ii) any rules or regulations promulgated under the Act or by any stock exchange on which the Company’s common stock is listed (collectively, the “Rules”), or (iii) any compensation recoupment or clawback policies or procedures adopted by CRC or any of its Affiliates, in each case with respect to clauses (i), (ii) and (iii) above as such provisions, rules, regulations, policies and procedures may be adopted and amended from time to time (including with retroactive effect); and
(b)    any other compensation or benefit (or any portion thereof) payable to or on behalf of Grantee from the Company or any of its Affiliates (whether payable before, on or after the Date of Grant, but excluding any compensation or benefit payable pursuant to an award granted under the Plan) shall be subject to recovery, revocation, recoupment or clawback by the Company or any of its Affiliates pursuant to the Act, the Rules or any compensation recoupment or clawback policies or procedures adopted by CRC or any of its Affiliates in accordance with the requirements of the Act and the Rules, in each case as the Act, the Rules and such policies and procedures may be adopted and amended from time to time (including with retroactive effect).
In addition, Grantee hereby agrees (on behalf of Grantee and any other individual, entity or other person claiming under or through Grantee) that: (a) compensation payable pursuant to this award and any other compensation or benefit payable to or on behalf of Grantee (whether under the Plan or otherwise) shall be subject to recovery, revocation, recoupment or clawback as provided in the preceding provisions of this Section; and (b) Grantee (or any such individual, entity or other person) shall not seek indemnification or contribution from the Company or any of its Affiliates with respect to any amount so recovered, revoked, recouped or clawed back.

7.    Employment Relationship. For purposes of these Terms and Conditions, the Grantee shall be considered to be in the employment of the Company as long as the Grantee remains an employee of any of the Company, an Affiliate, or a corporation or other entity or a parent or subsidiary of such corporation or other entity assuming or substituting a new option for this Option. Without limiting the scope of the preceding sentence, it is expressly provided that the Grantee shall be considered to have terminated employment with the Company at the time of the termination of the “Affiliate” status under the Plan of the entity or other organization that employs the Grantee. Nothing in the adoption of the Plan, nor the award of this Option thereunder pursuant to these Terms and Conditions, shall affect in any way the right of the Grantee or the Company or any such Affiliate or other entity to terminate such employment at any time. Unless otherwise provided in a written employment agreement or by applicable law, the Grantee’s employment by the Company or any such Affiliate or other entity shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Grantee or the Company or any such Affiliate or other entity for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of the Grantee’s employment with the Company or any such Affiliate or other entity, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.
8.    Acknowledgements Regarding Section 409A of the Code. The Grantee understands that if the purchase price of the Common Stock under this Option is less than the fair market value of such Common Stock on the date of grant of this Option, then the Grantee may incur adverse tax consequences under section 409A of the Code. The Grantee acknowledges and agrees that (a) he is not relying upon any determination by the Company, any Affiliate, or any of their respective employees, directors, managers, officers, attorneys or agents (collectively, the “Company Parties”) of the fair market value of the Common Stock on the date of grant of this Option, (b) he is not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with the Grantee’s acceptance of these Terms and Conditions and his receipt, holding and exercise of this Option, and (c) in deciding to accept these Terms and Conditions, the Grantee is relying on his own judgment and the judgment of the professionals of his choice with whom he has consulted. The Grantee hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with the Grantee’s acceptance of these Terms and Conditions and his receipt, holding and exercise of this Option.
9.    Notices. Any notices or other communications provided for in these Terms and Conditions shall be sufficient if in writing. In the case of the Grantee, such notices or communications shall be effectively delivered if hand delivered to the Grantee at the Grantee’s principal place of employment or if sent by certified mail, return receipt requested, to the Grantee at the last address the Grantee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by certified mail, return receipt requested, to CRC at its principal executive offices.

10.    Privacy Rights. By accepting this Award, the Grantee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s Data (as defined below) by and among, as applicable, the Company and its affiliates for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Company holds or may receive from any agent designated by the Company certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of this Nonstatutory Stock Option Award or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan, including complying with applicable tax and securities laws (“Data”). Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan. These recipients may be located in the Grantee’s country or elsewhere, and may have different data privacy laws and protections than the Grantee’s country. By accepting these Terms and Conditions, the Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes described above. The Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the administrator in writing. Refusing or withdrawing consent may affect the Grantee’s ability to participate in the Plan.
11.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Nonstatutory Stock Option Award granted under the Plan or future awards that may be granted under the Plan (if any) by electronic means or to request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
12.    Binding Effect. These Terms and Conditions shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Grantee.
13.    Entire Agreement; Amendment. These Terms and Conditions constitute the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to this Option; provided, however, that the terms of these Terms and Conditions shall not modify and shall be subject to the terms and conditions of any employment and/or severance agreement between the Company (or an Affiliate) and the Grantee in effect as of the date a determination is to be made under these Terms and Conditions. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend these Terms and Conditions from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or these Terms and Conditions, no amendment will adversely affect the rights of the Grantee under these Terms and Conditions in any material respect without the Grantee’s consent.

By accepting this Nonstatutory Stock Option Award, the Grantee agrees, to the extent not contrary to applicable law, to the General Terms of Employment set out on Attachment 1 and the Arbitration Provisions set out on Attachment 2, which, in each case, are incorporated in these Terms and Conditions by reference.
14.    Governing Law. The laws of the State of Delaware govern the interpretation, performance, and enforcement of these Terms and Conditions.

Attachment 1
General Terms of Employment
A.    Except as otherwise required by law or legal process, the Grantee will not publish or divulge to any person, firm, corporation or institution and will not use to the detriment of CRC, or any of its subsidiaries or other affiliates, or any of their respective officers, directors, employees or stockholders (collectively, “CRC Parties”), at any time during or after the Grantee’s employment by any of them, any trade secrets or confidential information of any of them (whether generated by them or as a result of any of their business relationships), including such information as described in CRC’s ethics code and other corporate policies, without first obtaining the written permission of an officer of the Company.
B.    At the time of leaving employment with the Company, the Grantee will deliver to the Company, and not keep or deliver to anyone else, any and all credit cards, drawings, blueprints, specifications, devices, notes, notebooks, memoranda, reports, studies, correspondence and other documents, and, in general, any and all materials relating to the CRC Parties (whether generated by them or as a result of their business relationships), including any copies (whether in paper or electronic form), that the Grantee has in the Grantee’s possession or control.
C.    The Grantee will, during the Grantee’s employment by the Company, comply with the provisions of CRC’s ethics code.
D.    Except as otherwise required by the Grantee’s job or permitted by law, the Grantee will not make statements about any CRC Parties (1) to the press, electronic media, to any part of the investment community, to the public, or to any person connected with, employed by or having a relationship with any of them without permission of an officer of the Company or (2) that are derogatory, defamatory or negative. Nothing herein, however, shall prevent Grantee from making a good faith report or complaint to appropriate governmental authorities. To the fullest extent permitted by law, Grantee will not interfere with or disrupt any of the Company’s operations or otherwise take actions intended directly to harm any of the CRC Parties.
E.    All inventions, developments, designs, improvements, discoveries and ideas that the Grantee makes or conceives in the course of employment by the Company, whether or not during regular working hours, relating to any design, article of manufacture, machine, apparatus, process, method, composition of matter, product or any improvement or component thereof, that are manufactured, sold, leased, used or under development by, or pertain to the present or possible future business of the Company shall be a work-for-hire and become and remain the property of CRC, its successors and assigns.

The provisions of this Section do not apply to an invention that qualifies fully under the provisions of Section 2870 of the California Labor Code, which provides in substance that provisions in an employment agreement providing that an employee shall assign or offer to assign rights in an invention to his or her employer do not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, except for those inventions that either (a) relate, at the time of conception or reduction to practice of the invention, (1) to the business of the employer or (2) to the employer’s actual or demonstrably anticipated research or development, or (b) result from any work performed by the employee for the employer.
F.    The foregoing General Terms of Employment are not intended to be an exclusive list of the employment terms and conditions that apply to the Grantee. The Company, in its sole discretion, may at any time amend or supplement the foregoing terms. The Grantee’s breach of the foregoing General Terms of Employment will entitle the Company to take appropriate disciplinary action, including, without limitation, reduction of the Nonstatutory Stock Option Award granted pursuant to these Terms and Conditions and termination of employment.

Attachment 2
ARBITRATION PROVISIONS
ANY DISPUTE ARISING OUT OF OR IN ANY WAY RELATED TO THE GRANTEE’S EMPLOYMENT WITH THE COMPANY, OR THE TERMINATION OF THAT EMPLOYMENT, WILL BE DECIDED EXCLUSIVELY BY FINAL AND BINDING ARBITRATION AT A LOCATION WITHIN 50 MILES OF THE COMPANY OFFICE AT OR CLOSEST TO EMPLOYEE’S PRIMARY WORK LOCATION, PURSUANT TO ANY PROCEDURES REQUIRED BY APPLICABLE LAW. TO THE EXTENT NOT INCONSISTENT WITH APPLICABLE LAW, ANY ARBITRATION WILL BE SUBMITTED TO THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) AND SUBJECT TO AAA EMPLOYMENT ARBITRATION RULES AND MEDIATION PROCEDURES IN EFFECT AT THE TIME OF FILING OF THE DEMAND FOR ARBITRATION. THE AAA EMPLOYMENT ARBITRATION RULES AND MEDIATION PROCEDURES ARE AVAILABLE ONLINE AT WWW.ADR.ORG. YOU MAY ALSO CALL AAA AT 800.778.7879 IF THERE ARE QUESTIONS ABOUT THE ARBITRATION PROCESS. ONLY THE FOLLOWING CLAIMS ARE EXCLUDED FROM THESE TERMS AND CONDITIONS: (1) CLAIMS FOR WORKERS’ COMPENSATION, UNEMPLOYMENT COMPENSATION, OR STATE DISABILITY BENEFITS, AND CLAIMS BASED UPON ANY PENSION OR WELFARE BENEFIT PLAN THE TERMS OF WHICH CONTAIN AN ARBITRATION OR OTHER NON-JUDICIAL DISPUTE RESOLUTION PROCEDURE, (2) TO THE EXTENT PERMITTED BY APPLICABLE LAW, CLAIMS FOR PROVISIONAL REMEDIES TO MAINTAIN THE STATUS QUO PENDING THE OUTCOME OF ARBITRATION, (3) CLAIMS BASED ON COMPENSATION AWARD AGREEMENTS AND INCENTIVE PLANS AND (4) CLAIMS WHICH ARE NOT PERMITTED BY APPLICABLE LAW TO BE SUBJECT TO A BINDING PRE-DISPUTE ARBITRATION AGREEMENT.
ANY CONTROVERSY REGARDING WHETHER A PARTICULAR DISPUTE IS SUBJECT TO ARBITRATION UNDER THIS ARBITRATION PROVISION SHALL BE DECIDED BY A NEUTRAL ARBITRATOR SELECTED BY AGREEMENT OF GRANTEE AND THE COMPANY OR OTHERWISE SELECTED IN ACCORDANCE WITH AAA EMPLOYMENT ARBITRATION RULES AND MEDIATION PROCEDURES.
TO THE EXTENT REQUIRED UNDER APPLICABLE LAW, THE GRANTEE’S RESPONSIBILITY FOR PAYMENT OF THE NEUTRAL ARBITRATOR’S FEES AND EXPENSES SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE FILING FEE THAT WOULD BE REQUIRED FOR A STATE TRIAL COURT ACTION AND THE COMPANY SHALL PAY ALL REMAINING FEES AND EXPENSES OF THE ARBITRATOR. UNLESS OTHERWISE REQUIRED UNDER APPLICABLE LAW, THE PARTIES SHALL EACH PAY THEIR PRO RATA SHARE OF THE NEUTRAL ARBITRATOR’S EXPENSES AND FEES. ANY CONTROVERSY REGARDING THE PAYMENT OF FEES AND EXPENSES UNDER THIS ARBITRATION PROVISION SHALL BE DECIDED BY THE NEUTRAL ARBITRATOR.

THE NEUTRAL ARBITRATOR WILL ALLOW FOR ADEQUATE DISCOVERY BY BOTH PARTIES AND MAY AWARD ANY FORM OF REMEDY OR RELIEF (INCLUDING INJUNCTIVE RELIEF) THAT WOULD OTHERWISE BE AVAILABLE IN COURT. ANY AWARD PURSUANT TO SAID ARBITRATION SHALL BE ACCOMPANIED BY A WRITTEN OPINION OF THE ARBITRATOR SETTING FORTH THE REASON FOR THE AWARD. THE AWARD RENDERED BY THE ARBITRATOR SHALL BE CONCLUSIVE AND BINDING UPON THE PARTIES HERETO, AND JUDGMENT UPON THE AWARD MAY BE ENTERED, AND ENFORCEMENT MAY BE SOUGHT IN, ANY COURT OF COMPETENT JURISDICTION. TO THE EXTENT NOT INCONSISTENT WITH APPLICABLE LAWS, THE ARBITRATOR WILL HAVE THE AUTHORITY TO HEAR AND GRANT MOTIONS.
THIS AGREEMENT TO ARBITRATE IS FREELY AGREED TO BETWEEN GRANTEE AND THE COMPANY AND IS MUTUALLY ENTERED INTO BETWEEN THE PARTIES. EACH PARTY FULLY UNDERSTANDS AND AGREES THAT THEY ARE GIVING UP CERTAIN RIGHTS OTHERWISE AFFORDED TO THEM BY CIVIL COURT ACTIONS, INCLUDING BUT NOT LIMITED TO THE RIGHT TO A JURY TRIAL.